   As filed with the Securities and Exchange Commission on January 11, 2002
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           CALIPER TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         33-0675808
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 ---------------

                               605 FAIRCHILD DRIVE
                          MOUNTAIN VIEW, CA 94043-2234
           (Address of principal executive offices including zip code)

                                 ---------------

                      2001 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)


                                JAMES L. KNIGHTON
                             CHIEF FINANCIAL OFFICER
                           CALIPER TECHNOLOGIES CORP.
                               605 FAIRCHILD DRIVE
                          MOUNTAIN VIEW, CA 94043-2234
                                 (650) 623-0700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   COPIES TO:
                              ROBERT L. JONES, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE            OFFERING                  AGGREGATE           AMOUNT OF
  TO BE REGISTERED         REGISTERED        PRICE PER SHARE (1)       OFFERING PRICE (1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
  Common Stock (par                     (see Notes to Calculation
    value $0.001)            500,000        of Registration Fee)         $7,244,232.00         $1,731.38
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price of the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant's common stock on January 8, 2002 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act). The offering price per share and aggregate offering price for the outstanding stock options are based upon the weighted average exercise prices of such options. The registration fee is calculated as follows:

-------------------------------------------------------------------------------------------
                                                        OFFERING PRICE       AGGREGATE
          TYPE OF SHARES            NUMBER OF SHARES      PER SHARE       OFFERING PRICE
-------------------------------------------------------------------------------------------
Shares issuable pursuant to              230,400            $12.24         $2,820,096.00
outstanding options under the
2001 Non-Statutory Stock Option
Plan
-------------------------------------------------------------------------------------------
Shares reserved for future               269,600            $16.41         $4,424,136.00
issuance under the 2001
Non-Statutory Stock Option Plan
-------------------------------------------------------------------------------------------
              TOTAL                      500,000                           $7,244,232.00
-------------------------------------------------------------------------------------------

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed by Caliper Technologies Corp. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;

        (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2001 and September 30, 2001;

        (d) The Company's Current Reports on Form 8-K as filed on June 8, 2001 and December 19, 2001; and

        (e) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed November 22, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain members of Cooley Godward own an aggregate of approximately 2,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the fullest extent permitted by Delaware law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS


  EXHIBIT
  NUMBER                               DESCRIPTION
  4.1(1)     Amended and Restated Certificate of Incorporation of the
             Registrant.

  4.2(2)     Amended and Restated Bylaws of the Registrant.

  4.3(3)     Specimen Stock Certificate.

  4.4(4)     Registrant's Certificate of Designation of Series A Junior
             Participating Preferred Stock.

  4.5(5)     Rights Agreement, dated as of December 18, 2001, between the
             Registrant and Wells Fargo Bank Minnesota, N.A.

     5.1     Opinion of Cooley Godward LLP.

    23.1     Consent of Ernst & Young LLP, independent auditors.

    23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

    24.1     Power of Attorney.  Reference is made to Signature Page.

    99.1     2001 Non-Statutory Stock Option Plan.

(1) Previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.4 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(3) Previously filed as Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(4) Previously filed as Exhibit 4.1 to the Current Report on Form 8-K (No. 000-28229) and incorporated herein by reference.

(5) Previously filed as Exhibit 99.2 to the Current Report on Form 8-K (No. 000-28229) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, January 11, 2002.

                                   Caliper Technologies Corp.

                                   By: /s/ James L. Knighton
                                       ---------------------

                                   James L. Knighton
                                   Chief Financial Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Kisner, M.D. and James L. Knighton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                              TITLE                             DATE
/s/ Daniel L. Kisner, M.D.       President, Chief Executive Officer and      January 11, 2002
------------------------------   Director (Principal Executive Officer)
    Daniel L. Kisner, M.D.

/s/ James L. Knighton                   Chief Financial Officer              January 11, 2002
------------------------------        (Principal Financial Officer)
    James L. Knighton

/s/ Anthony T. Hendrickson                Corporate Controller               January 11, 2002
------------------------------       (Principal Accounting Officer)
    Anthony T. Hendrickson

/s/ David V. Milligan, Ph.D.                    Director                     January 11, 2002
------------------------------
    David V. Milligan, Ph.D.

/s/ Anthony B. Evnin, Ph.D.                     Director                     January 11, 2002
------------------------------
    Anthony B. Evnin, Ph.D.

/s/ Regis P. McKenna                            Director                     January 11, 2002
------------------------------
    Regis P. McKenna

/s/ Robert T. Nelsen                            Director                     January 11, 2002
------------------------------
    Robert T. Nelsen

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                               DESCRIPTION
  4.1(1)     Amended and Restated Certificate of Incorporation of the
             Registrant.

  4.2(2)     Amended and Restated Bylaws of the Registrant.

  4.3(3)     Specimen Stock Certificate.

  4.4(4)     Registrant's Certificate of Designation of Series A Junior
             Participating Preferred Stock.

  4.5(5)     Rights Agreement, dated as of December 18, 2001, between the
             Registrant and Wells Fargo Bank Minnesota, N.A.

     5.1     Opinion of Cooley Godward LLP.

    23.1     Consent of Ernst & Young LLP, independent auditors.

    23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

    24.1     Power of Attorney.  Reference is made to Signature Page.

    99.1     2001 Non-Statutory Stock Option Plan.

(1) Previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.4 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(3) Previously filed as Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(4) Previously filed as Exhibit 4.1 to the Current Report on Form 8-K (No. 000-28229) and incorporated herein by reference.

(5) Previously filed as Exhibit 99.2 to the Current Report on Form 8-K (No. 000-28229) and incorporated herein by reference.